UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

CONTEXTLOGIC INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Valued Shareholder,

As you may be aware, ContextLogic Inc. (“ContextLogic” or the “Company) recently filed our proxy statement for our upcoming Annual Meeting on July 10th, in which we are recommending a number of proposals for shareholder consideration.

The ContextLogic Inc. Board of Directors kindly urges all stockholders of record as of close of business on July 9, 2025 to protect the value of their investments, by voting "FOR" all the outlined proposals. You can read more about this here.

We would also like to connect you with ContextLogic Inc.'s proxy solicitor, Mackenzie Partners. Together, we can provide any necessary information and assistance to ensure this is a smooth and hassle free voting process for you.

If you need your Control Number, we can help provide that to you. In addition, if you reply ALL to this message with approval, Bob Marese, our proxy solicitor, can register your vote for you.

Should you have any questions or clarifications, please let us know. Thanks so much!

All the best,

Investor Relations at ContextLogic Inc